Exhibit 99.1

Regal Entertainment Group Reports Results for Fourth Quarter 2007 and
Declares Quarterly Dividend

Knoxville, Tennessee — February 7, 2008 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal fourth quarter 2007 results and declared a cash dividend of $0.30 per common share.

Total revenues for the fourth quarter ended December 27, 2007 were $599.9 million compared to total revenues of $652.7 million for the fourth quarter of 2006.  Net income was $23.2 million in the fourth quarter of 2007 compared to net income of $29.2 million in the same period of 2006.  Adjusted earnings per diluted share(1) were $0.15 for the fourth quarter of 2007 compared to $0.20 during the fourth quarter of 2006.  Adjusted EBITDA(2) of $112.7 million for the fourth quarter of 2007 represented an Adjusted EBITDA margin of approximately 18.8%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on March 20, 2008, to stockholders of record on March 10, 2008.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“In 2007, Regal Entertainment Group benefited from the successful IPO of National CineMedia, returned value to shareholders in the form of dividends totaling $485 million and continued to generate significant free cash flow,” stated Mike Campbell, CEO of Regal Entertainment Group.  “We were pleased to start the 2008 fiscal year with our announcement of the pending purchase of Consolidated Theatres and look forward to the successful closing of this accretive acquisition,” Campbell continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2007 results on February 7, 2008 at 9:30 a.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment

Regal Entertainment Group Reports Results for Fourth Quarter 2007 and Declares Quarterly Dividend

February 7, 2008

Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #264079.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,388 screens in 527 locations in 39 states and the District of Columbia. Regal operates theatres in all of the top 33 and 44 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President — Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group Reports Results for Fourth Quarter 2007 and Declares Quarterly Dividend

February 7, 2008

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Four Quarters Ended 12/27/07 and 12/28/06

(in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 27, 2007	Dec. 28, 2006	Dec. 27, 2007	Dec. 28, 2006

Revenues
Admissions	$404.1	$432.0	$1,804.5	$1,727.1
Concessions	158.4	171.9	735.0	696.7
Other operating revenues	37.4	48.8	121.7	174.3
Total revenues	599.9	652.7	2,661.2	2,598.1
Operating expenses
Film rental and advertising costs	207.7	223.9	957.5	906.6
Cost of concessions	21.6	24.2	103.8	104.8
Rent expense	86.0	84.8	335.9	323.2
Other operating expenses	167.4	168.3	692.3	669.5
General and administrative expenses (including share-based compensation expense of $1.2 million and $2.3 million for the quarters ended December 27, 2007 and December 28, 2006 respectively, and $5.8 million and $8.6 million for the four quarters ended December 27, 2007 and December 28, 2006, respectively)	15.0	16.2	63.1	65.9
Depreciation and amortization	45.4	47.6	183.4	197.1
Net loss (gain) on disposal and impairment of operating assets	(0.1)	2.3	(0.9)	15.1
Joint venture equity including former employee compensation	0.1	0.1	3.9	7.4

Income from operations	56.8	85.3	322.2	308.5

Interest expense, net	28.6	33.0	112.9	125.2
Gain on NCM transaction	—	—	(350.7)	—
Gain on sale of Fandango interest	—	—	(28.6)	—
Earnings recognized from NCM	(9.3)	—	(18.6)	—
Minority interest in earnings of consolidated subsidiaries and other	0.9	0.1	1.3	0.1
Loss on debt extinguishment	—	3.6	—	39.2
Income before income taxes	36.6	48.6	605.9	144.0
Provision for income taxes	13.4	19.4	242.9	57.7
Net income	$23.2	$29.2	$363.0	$86.3

Diluted earnings per share	$0.15	$0.19	$2.28	$0.56
Adjusted earnings per diluted share(1)	$0.15	$0.20	$0.86	$0.71

Weighted average number of diluted shares outstanding	160.0	155.5	159.5	155.1

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	Dec. 27, 2007	Dec. 28, 2006

Cash and cash equivalents	$435.2	$162.2
Total assets	2,634.9	2,468.8
Total debt	1,965.5	1,987.9
Stockholders’ deficit	(119.3)	(22.2)

Regal Entertainment Group Reports Results for Fourth Quarter 2007 and Declares Quarterly Dividend

February 7, 2008

Operating Data

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2007	2006	2007	2006
Theatres at period end	527	539	527	539
Screens at period end	6,388	6,403	6,388	6,403
Average screens per theatre	12.1	11.9	12.1	11.9
Attendance (in thousands)	53,320	60,319	242,931	247,429
Average ticket price	$7.58	$7.16	$7.43	$6.98
Average concessions per patron	$2.97	$2.85	$3.03	$2.82

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2007	2006	2007	2006
EBITDA	$110.6	$129.2	$902.2	$466.3
Interest expense, net	(28.6)	(33.0)	(112.9)	(125.2)
Provision for income taxes	(13.4)	(19.4)	(242.9)	(57.7)
Deferred income taxes	41.7	(9.7)	(4.4)	(19.8)
Loss on debt extinguishment	—	3.6	—	39.2
Changes in operating assets and liabilities	12.9	69.9	271.8	(40.6)
Gain on sale of Fandango interest	—	—	(28.6)	—
Other items, net	4.1	7.7	15.5	42.2
Net cash provided by operating activities	$127.3	$148.3	$800.7	$304.4

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2007	2006	2007	2006
EBITDA	$110.6	$129.2	$902.2	$466.3
Gain on NCM transaction	—	—	(350.7)	—
Gain on sale of Fandango interest	—	—	(28.6)	—
(Gain) loss on disposal and impairment of operating assets	(0.1)	2.3	(0.9)	15.1
Restructuring expenses	—	0.3	—	0.4
Share-based compensation expense	1.2	2.3	5.8	8.6
Joint venture employee compensation and depreciation and amortization	0.1	1.1	2.2	5.7
Loss on debt extinguishment	—	3.6	—	39.2
Minority interest and other, net	0.9	0.1	1.3	0.1
Adjusted EBITDA(2)	$112.7	$138.9	$531.3	$535.4

Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2007	2006	2007	2006
Net cash provided by operating activities	$127.3	$148.3	$800.7	$304.4
Capital expenditures	(32.4)	(40.0)	(114.4)	(124.7)
Proceeds from asset sales	8.7	0.8	40.6	7.1
Free cash flow(2)	$103.6	$109.1	$726.9	$186.8

Regal Entertainment Group Reports Results for Fourth Quarter 2007 and Declares Quarterly Dividend

February 7, 2008

Reconciliation to Earnings Per Diluted Share and Net Income

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2007	2006	2007	2006
Net income	$23.2	$29.2	$363.0	$86.3
Loss on debt extinguishment, net of related tax effects	—	2.2	—	23.5
Gain on NCM transaction, net of related tax effects	—	—	(209.0)	—
Gain on sale of Fandango interest, net of related tax effects	—	—	(17.2)	—
Net income, excluding loss on debt extinguishment, gain on NCM transaction and gain on sale of Fandango interest, net of related tax effects	$23.2	$31.4	$136.8	$109.8

Weighted average number of diluted shares	160.0	155.5	159.5	155.1
Adjusted earnings per diluted share(1)	$0.15	$0.20	$0.86	$0.71
Earnings per diluted share	$0.15	$0.19	$2.28	$0.56

(1)          We have included adjusted earnings per diluted share, which is diluted earnings per share excluding loss on debt extinguishment, net of related tax effects, gain on NCM transaction, net of related tax effects and gain on sale of Fandango interest, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, gain on NCM transaction, gain on sale of Fandango interest, (gain) loss on disposal and impairment of operating assets, restructuring expenses, share-based compensation expense, joint venture employee compensation and depreciation and amortization, loss on debt extinguishment and minority interest and other, net) was approximately $112.7 million, or 18.8% of total revenues, for the quarter ended December 27, 2007.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.